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The Management Network Group, Inc.	or	Brainerd Communicators
Janet Hall	Michele Clarke (Media)
Janet.Hall@tmng.com	clarke@braincomm.com
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kinger@braincomm.com

212.986.6667

TMNG GLOBAL ACQUIRES TWG CONSULTING

Complementary Offerings Expand TMNG’s Capabilities

Serving Telecommunications Providers

Overland Park, KS – October 9, 2007 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting services to the global communications, media and entertainment industries, today announced that it has acquired TWG Consulting, Inc. (“TWG”), a privately-held management consulting firm, for a total cash purchase price of approximately $1.7 million, including $1.3 million paid for working capital of the business. Total consideration could increase to approximately $4.4 million in cash and equity over three years if future operating results are met.

TWG is headquartered in the Kansas City metropolitan area and has been in operation since 1992. Today the firm provides a range of management consulting services including business planning, organizational development and knowledge management to customers across a variety of industries, including leading U.S. telecommunications service providers which are strategic relationships for TMNG Global. Marilyn Breitenstein, TWG’s President and CEO, and other key executives will continue in their executive roles.

Richard P. Nespola, Chairman and CEO of TMNG Global, commented, “This tuck-in acquisition nicely complements our core communications consulting business by adding a proven requirements definition toolset that can be leveraged across our client base and

TWG’s expertise in knowledge management will enhance our engagement capabilities as our clients transition to Web 2.0. In addition to its strategic value, TWG’s profitable business model and strong management team lead us to expect that the transaction will be accretive immediately.”

Mr. Nespola continued, “Given TWG’s proximity to TMNG’s own home-base in the Kansas City area, we know the company and its management well, which should effect a seamless integration.”

Marilyn Breitenstein, President and CEO of TWG, commented, “We enjoy a great working relationship with Rich Nespola and the TMNG management team and are extremely pleased to now be joining a company that shares our core business philosophy and commitment to providing measurable value to our customers. By combining our expertise with a global company with strong credentials in serving the converging communications industry, we will be able to provide a broader suite of capabilities to both new and existing customers.”

TMNG management will provide further discussion relating to TWG during the company’s third quarter earnings call in November.

About TMNG Global

TMNG Global (Nasdaq: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG Adventis, Cartesian, and RVA Consulting, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide. The company is headquartered in Overland Park, Kansas, with offices in Berlin, Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D.C.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the future performance of TWG; the ultimate cost of the acquisition TMNG’s ability to integrate TWG’s operations into those of TMNG; the potential synergies of the acquisition and TWG’s impact on the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond TMNG’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of TMNG to successfully integrate TWG, the future performance of TWG, the impact of TWG on the Company, conditions in the telecommunications industry, overall economic and business conditions, the demand for TMNG’s services and the services of TWG, technological advances and competitive factors in the markets in which TMNG competes, and the factors described in this press release and in TMNG’s filings with the Securities and Exchange Commission, including the risks described in “Risk Factors” under Item 1A in TMNG’s periodic reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

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